UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 20, 2022
_______________________
ON24, INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-39965	94-3292599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Beale Street,	8th Floor
San Francisco,	CA	94105
(Address of principal executive offices)		(Zip Code)
(415) 369-8000
(Registrant’s telephone number, including area code)
_______________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ONTF	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Director
On April 20, 2022, the Board of Directors (the “Board”) of ON24, Inc. (the “Company”), acting upon the recommendation of its Nominating and Corporate Governance Committee, appointed Anil Arora as director of the Company, effective April 25, 2022, to fill a newly created vacancy to serve as a Class III director for a term expiring at the Company’s 2024 annual meeting of stockholders or upon his earlier death, resignation or removal.
Mr. Arora has served as the Senior Partner, President of the Wealth Segment of The Tifin Group LLC, a wealth technology company, since September 2020. Prior to The Tifin Group LLC, Mr. Arora served as the CEO of Envestnet | Yodlee, Inc., a financial technology company, from November 2015 to March 2019, and as a member of the Envestnet, Inc. board of directors from November 2015 to October 2021. Prior to that, Mr. Arora served as the President and CEO of Yodlee, Inc., a financial technology company, from February 2000 to November 2015. Mr. Arora has served on the board of directors of Conagra Brands, Inc., a consumer goods company, since July 2018, including as a member of the audit committee. Ping Identity Holding Corp., an intelligent identity company, has announced that Mr. Arora is expected to join its board of directors in May 2022. Mr. Arora holds a BS in Business from Rockford College and an MBA from the University of Michigan. We believe Mr. Arora’s technology, financial, and public company experience will make him a valuable member of our Board.
Mr. Arora will receive compensation for his service as a member of the Board consistent with that received by the Company’s other non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, as amended from time to time.
The Board has affirmatively determined that Mr. Arora is independent in accordance with applicable New York Stock Exchange listing rules and has no material direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Arora will enter into the Company’s standard form of indemnification agreement with the Company, which will provide indemnification protection for him in connection with his service as a member of the Board.
Item 7.01     Regulation FD Disclosure.
On April 25, 2022, the Company issued a press release announcing the foregoing appointment. The Company’s press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibits
99.1	Press Release, dated April 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2022	ON24, Inc.

	By:	/s/ Steven Vattuone
Steven Vattuone
Chief Financial Officer